UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 31, 2008
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South
Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Consent of Ernst & Young LLP
Consent of Ryder Scott Company, L.P.
Audited Statement of Revenues and Direct Operating Expenses
Unaudited Pro Forma Combined Condensed Financial Information

On February 5, 2008, Mariner Energy, Inc. (“Mariner”) filed a current report on Form 8-K to report, among other things, its acquisition on January 31, 2008 of 100% of the equity in a subsidiary of Hydro Gulf of Mexico, Inc. pursuant to a Membership Interest Purchase Agreement between them executed December 23, 2007. The acquired subsidiary, Hydro Gulf of Mexico, L.L.C., was an indirect subsidiary of StatoilHydro ASA and owns substantially all of its former Gulf of Mexico shelf operations. Upon closing, the name of the acquired subsidiary was changed to Mariner Gulf of Mexico LLC. This Form 8-K/A is being filed to provide the financial statements described in Item 9.01 below. These financial statements are filed as Exhibits 99.1 and 99.2 to this Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Statement of Revenues and Direct Operating Expenses of Hydro Gulf of Mexico, L.L.C. for the year ended December 31, 2007 is filed as Exhibit 99.1 to this report and incorporated herein by this reference.
(b) Pro Forma Financial Information.
Pro forma financial information for Mariner Energy, Inc. and subsidiaries as of and for the year ended December 31, 2007 is filed as Exhibit 99.2 to the report and incorporated herein by this reference.
(d) Exhibits.

No.	Description

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ryder Scott Company, L.P.

99.1	Audited Statement of Revenues and Direct Operating Expenses of Hydro Gulf of Mexico, L.L.C. for the year ended December 31, 2007.

99.2	Unaudited Pro Forma Combined Condensed Financial Information for Mariner Energy, Inc. and subsidiaries as of and for the year ended December 31, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: April 16, 2008	By:	/s/ John H. Karnes
John H. Karnes,
Senior Vice President and Chief Financial Officer

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Exhibit Index

No.	Description

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ryder Scott Company, L.P.

99.1	Audited Statement of Revenues and Direct Operating Expenses of Hydro Gulf of Mexico, L.L.C. for the year ended December 31, 2007.

99.2	Unaudited Pro Forma Combined Condensed Financial Information for Mariner Energy, Inc. and subsidiaries as of and for the year ended December 31, 2007.

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